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                       [JACKSON WALKER L.L.P. LETTERHEAD]




                                January 21, 2000




Internet America, Inc.
One Dallas Centre
350 N. St. Paul, Suite 3000
Dallas, Texas 75201

         RE:  REGISTRATION STATEMENT ON FORM SB-2 OF INTERNET AMERICA, INC.

Ladies and Gentlemen:

     We are acting as counsel for Internet America, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 350,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares") by certain Selling Shareholders. The Selling Shareholders acquired the Shares pursuant to that certain Agreement and Plan of Merger dated as of September 12, 1999 by and among the Company, GEEK Houston II, Inc., PDQ.Net, Incorporated and certain shareholders of PDQ.Net, Incorporated (the "Agreement"). A Registration Statement on Form SB-2 covering the offering and sale of the Shares (the "Registration Statement") is expected to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof.

     In reaching the conclusions expressed in this opinion, we have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein, including the Articles of Incorporation, as amended, and the Bylaws, as amended, of the Company and a copy of the Agreement. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

     Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas and the federal laws of the United States of America, it is our opinion that the Shares issued pursuant to the terms of the Agreement have been validly issued, fully paid and nonassessable.




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Internet America, Inc.
January 21,2000
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     We hereby consent to the use of this opinion as an Exhibit to the
Registration Statement and to the reference to us under "Legal Matters" in the prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                             Very truly yours,
                                             /s/ JACKSON WALKER L.L.P
                                             ----------------------------------
                                             JACKSON WALKER L.L.P.